EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AmREIT Monthly Income & Growth Fund IV, L.P. (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chad C. Braun, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of the General Partner of the Company, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2012	By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
Title

Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of AmREIT Monthly Income & Growth IV Corporation, the General Partner of AmREIT Monthly Income & Growth Fund IV, L.P.